SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 19, 2013, CodeSmart Holdings, Inc. (the “Company”) executed a Securities Purchase Agreement (the “SPA”), with Asher Enterprises, Inc. (the “Investor”) for the sale of a Convertible Promissory Note (the “Note”) to purchase shares of common stock, par value $.0001 per share (“Common Stock”) for gross proceeds of $153,500 (the “Offering”).  The sale of the Note to the Investor was funded and closed on December 24, 2013. The Note accrues interest at 8% per annum and will be due on September 20, 2014 (“Maturity Date”). The Investor has the right to convert the Note from time to time starting from 6 months after the issuance date at the conversion price which equals to 65% of the Market Price (as defined below) subject to adjustments set forth in the Note. The “Market Price” means the average of the three lowest closing bid prices for the Common Stock during the ten trading day period prior to conversion.

The foregoing description of the terms of the SPA and the Note is qualified in its entirety by reference to the provisions of the Securities Purchase Agreement, dated December 19, 2013 and the Note which are included as Exhibit 10.1 and Exhibit 4.1 to this Current Report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The above referenced issuance of the Company’s securities in the Offering was not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Company relied on an exemption from registration provided by Rule 506(c) of Regulation D promulgated under the 1933 Act for such issuance.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

4.1	Form of Note.

10.1	Securities Purchase Agreement, dated December 19, 2013, by and between the Company and Asher Enterprises, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: December 26, 2013	By:	/s/ Diego E. Roca
Name: Diego E. Roca
Title: Chief Financial Officer

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